EXHIBIT 99.1

BRIGHAM MINERALS, INC.
REPORTS RECORD FIRST QUARTER 2021 OPERATING AND FINANCIAL RESULTS

AUSTIN, Texas - (BUSINESS WIRE) - May 6, 2021 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced record operating and financial results for the quarter ended March 31, 2021.

FIRST QUARTER 2021 OPERATIONAL AND FINANCIAL HIGHLIGHTS AND RECENT DEVELOPMENTS

•Daily production volumes of 8,931 Boe/d (70% liquids, 51% oil)
◦Down 5% sequentially from Q4 2020 due to impacts associated with Winter Storm Uri

•Record total revenues of $33.8 million
◦Up 42% sequentially from Q4 2020 driven by 45% higher realized prices and $1.6 million in lease bonus

•Net income totaling $12.1 million
◦Record Adjusted EBITDA(1) totaling $27.1 million up 57% sequentially from Q4 2020

•Declared Q1 2021 dividend of $0.32 per share of Class A common stock
◦Represents a 23% sequential increase from Q4 2020
◦Represents 80% payout ratio of Discretionary Cash Flow ex lease bonus(1) with retained cash utilized to fund accretive mineral acquisitions
◦$1.6 million in lease bonus revenue also retained

•Acquired 1,645 net royalty acres deploying $21.8 million in mineral acquisition capital
◦Deployed 91% of mineral acquisition capital to the Permian Basin with 75% of net locations comprised of PDP, DUCs and permits
◦Approximately 30% of acquisitions internally funded

•9.1 net (1,511 gross) activity wells in inventory at the end of Q1 2021 comprised of 4.4 net (778 gross) DUCs and 4.7 net (733 gross) permits
◦Represents a 17% increase in net activity well locations from Q4 2020 driven by a 150% increase in net wells spud during Q1 2021 as well as the acquisition of 1.4 net permitted locations largely in the Midland Basin
◦Permian Basin net activity well locations increased by 37% from Q4 2020 to a record 5.2 net locations

•$5.6 million cash balance and revolver capacity of $103 million as of March 31, 2021
◦Associated with the Company's late-May semi-annual borrowing base redetermination under its revolving credit facility, the Administrative Agent has indicated a preliminary recommended borrowing base increase to $165 million.

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “Drilling activity rebounded substantially in Q1 2021 with a 150% increase in net wells spud on our minerals as compared to Q4 2020, which helped drive a 22% increase in net DUCs to 4.4 net locations. Importantly, we anticipate the majority of our DUCs will be completed by Exxon Mobil Corporation, Chevron Corporation, Devon Energy Corporation, Continental Resources, Inc. and PDC Energy, Inc. who collectively were running 18 frac crews in our basins. As our operators turn in line our DUCs to production, we anticipate our production volumes to approach 10,000 barrels of oil equivalent per day during the second half of 2021. Our acquisition teams also delivered during the quarter, deploying $21.8 million in mineral acquisition capital with over 90% of the capital deployed to the Permian and approximately 75% of the net locations associated with those acquisitions added to our PDP, DUC and permit inventory buckets. Through those acquisitions, we were able to almost double our Permian Basin permit inventory thereby providing a natural replenishment mechanism to our DUC inventory as it gets turned in line to production."

EXHIBIT 99.1
Blake C. Williams, Chief Financial Officer, added, “Our outstanding first quarter results with record revenues and Adjusted EBITDA(1) demonstrate Brigham Minerals’ ability to offer shareholders substantial yield and growth with direct exposure to the best acreage and operators. Realized pricing improved 45% over Q4 2020, which allowed us to increase our dividend to $0.32 per share this quarter, a 23% sequential increase. In addition, our land team was able to capitalize on the optionality imbedded within our portfolio by generating $1.6 million in lease bonus revenue. Ultimately, we were able to internally fund approximately 30% of our first quarter mineral acquisition capital. Electing to reinvest more of our Discretionary Cash Flow(1) this quarter provides incremental flexibility to manage the balance sheet and pursue accretive acquisitions targeting short-duration payouts while still returning significant capital to our shareholders."

(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below.

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update

During the three months ended March 31, 2021, the Company executed 15 transactions acquiring approximately 1,645 net royalty acres (standardized to a 1/8th royalty interest) and deployed $21.8 million in capital. The Company focused approximately 91% of its mineral acquisition capital in the first quarter towards the Permian Basin. First quarter acquisitions are expected to deliver near-term production and cash flow growth with the addition of 41 gross DUCs (0.3 net DUCs) and 39 gross permits (1.4 net permits) to inventory counts.

The table below summarizes the Company’s approximate mineral and royalty interest ownership as of the dates indicated.

	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Net Royalty Acres
March 31, 2021	28,940	5,775	11,400	10,725	16,320	7,980	6,790	87,930
December 31, 2020	28,330	5,220	11,400	10,725	15,890	7,950	6,770	86,285
Acres Added Q/Q	610	555	—	—	430	30	20	1,645
% Added Q/Q	2%	11%	—%	—%	3%	—%	—%	2%

DUC Conversions Updates

The Company identified approximately 97 gross (0.4 net) horizontal wells converted to production, which represented 13% of its gross DUC inventory as of Q4 2020 (11% of net DUCs). Well conversions to proved developed producing during Q1 2021 are summarized in the table below:

Q1 2021 Wells Converted to Proved Developed Producing
	Gross		Net
DUCs	97	63%	0.4	47%
Acquired	56	36%	0.3	58%
Converted Permitted and Other	2	1%	—	(4)%
Total	155	100%	0.7	100%

Drilling Activity Update

During the first quarter 2021, the Company identified 132 gross (1.0 net) wells spud on its mineral position, which represents a 150% sequential increase from the fourth quarter 2020 on a net basis. Brigham’s gross and net wells spud activity over the past nine quarters is summarized in the table below:

EXHIBIT 99.1

	Q1 19	Q2 19	Q3 19	Q4 19	Q1 20	Q2 20	Q3 20	Q4 20	Q1 21
Gross Wells Spud	230	248	214	185	209	36	57	79	132
Net Wells Spud	1.2	1.3	1.3	1.7	1.6	0.2	0.4	0.4	1.0
Four Quarter Rolling Average Net Wells Spud	1.2	1.2	1.2	1.4	1.5	1.1	1.0	0.6	0.5

DUC and Permit Inventory Update

The Company expects 2021 production growth will be driven by the continued conversion of its DUC and permit inventory. Brigham’s gross and net DUC and permit inventory as of March 31, 2021 by basin is outlined in the table below:

	Development Inventory by Basin(1)
	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Gross Inventory
DUCs	183	232	64	7	127	149	16	778
Permits	150	121	8	2	179	265	8	733
Net Inventory
DUCs	1.9	0.8	0.3	—	1.1	0.2	0.1	4.4
Permits	1.1	1.4	—	—	1.5	0.6	0.1	4.7
(1) Individual amounts may not add to totals due to rounding.

FINANCIAL UPDATE

For the three months ended March 31, 2021, crude oil, natural gas and NGL production volumes decreased 5% to 8,931 Boe/d as compared to the three months ended December 31, 2020 and decreased 14% as compared to the same prior year period. The recent Winter Storm Uri in February 2021 adversely affected operator activity and production volumes in the southern United States, including the Permian and Anadarko Basins. This resulted in production curtailments which accounted for the total decrease in production volumes relative to Q4 2020. The decrease in production volumes relative to Q1 2020 was primarily due to the reduction in drilling activity during the second half of 2020 and first quarter 2021.

For the three months ended March 31, 2021, average realized prices were $55.55 per barrel of oil, $3.75 per Mcf of natural gas, and $25.97 per barrel of NGL, for a total equivalent price of $40.03 per Boe. This represents a 45% increase relative to the three months ended December 31, 2020 and a 34% increase relative to the same prior-year period.

The Company saw a decrease in general and administrative costs before share-based compensation of 2% for the three months ended March 31, 2021 as compared to the three months ended December 31, 2020 and 13% as compared to the same prior-year period as a result of the Company's ongoing efforts to reduce its overall general and administrative expenses.

The Company's net income for the three months ended March 31, 2021 was $12.1 million. Adjusted EBITDA was $27.1 million for the three months ended March 31, 2021, up 57% from the three months ended December 31, 2020 and up 8% relative to the same prior-year period. Adjusted EBITDA ex lease bonus was $25.5 million for the three months ended March 31, 2021, up 48% from the three months ended December 31, 2020 and up 20% from the same prior-year period. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are Non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

As of March 31, 2021, the Company had a cash balance of $5.6 million and $103.0 million of capacity under its revolving credit facility, providing the Company with total liquidity of $108.6 million. Associated with the Company's late-May semi-annual borrowing base redetermination under its revolving credit facility, the Administrative Agent has indicated a preliminary recommended borrowing base increase to $165 million. In addition to the increase in the borrowing base, there are several proposed changes to the terms of the revolving credit facility, including various affirmative, negative, and financial maintenance covenants.

EXHIBIT 99.1

Results of Operations

Unaudited Financial and Operational Results	Three Months Ended
($ in thousands, except per unit of production data)	March 31, 2021	December 31, 2020	March 31, 2020
Operating Revenues
Oil sales	$22,813	$17,969	$23,587
Natural gas sales	5,437	3,327	2,791
NGL sales	3,926	2,464	1,996
Total mineral and royalty revenue	$32,176	$23,760	$28,374
Lease bonus and other revenue	1,597	—	3,906
Total Revenues	$33,773	$23,760	$32,280
Production
Oil (MBbls)	411	445	517
Natural gas (MMcf)	1,451	1,451	1,584
NGLs (MBbls)	151	175	165
Equivalents (MBoe)	804	861	946
Equivalents per day (Boe/d)	8,931	9,361	10,401
Realized Prices ($/Boe)
Oil ($/Bbl)	$55.55	$40.40	$45.61
Natural gas ($/Mcf)	3.75	2.29	1.76
NGLs ($/Bbl)	25.97	14.11	12.07
Average Realized Price	$40.03	$27.59	$29.98
Operating Expenses
Gathering, transportation and marketing	$1,733	$1,879	$1,779
Severance and ad valorem taxes	1,833	1,427	1,752
Depreciation, depletion, and amortization	9,367	12,411	12,826
Impairment of oil and gas properties	—	60,664	—
General and administrative (before share-based compensation)	3,142	3,220	3,626
Total operating expenses (before share-based compensation)	$16,075	$79,601	$19,983
General and administrative, share-based compensation	2,300	1,837	1,884
Total Operating Expenses	$18,375	$81,438	$21,867
Income (Loss) from Operations	$15,398	$(57,678)	$10,413
Other expenses:
Interest expense, net	(267)	(195)	(32)
Other income, net	13	399	2
Income (Loss) Before Taxes	$15,144	$(57,474)	$10,383
Income tax expense (benefit)	3,073	(10,512)	1,582
Net Income (Loss)	$12,071	$(46,962)	$8,801
Less: net (income) loss attributable to non-controlling interest	(3,475)	13,359	(4,095)
Net income (loss) attributable to Brigham Minerals, Inc. shareholders	$8,596	$(33,603)	$4,706

EXHIBIT 99.1

Unit Expenses ($/Boe)
Gathering, transportation and marketing	$2.16	$2.18	$1.88
Severance and ad valorem taxes	2.28	1.66	1.85
Depreciation, depletion and amortization	11.65	14.41	13.55
General and administrative (before share-based compensation)	3.91	3.74	3.83
General and administrative, share-based compensation	2.86	2.13	1.99
Interest expense, net	0.33	0.23	0.03

Quarterly Cash Dividend

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend incorporating results for the first quarter 2021 of $0.32 per share of Class A common stock, to be paid on May 28, 2021 to holders of record as of May 21, 2021. An amount equal to the cash dividend per share will also be set aside for each outstanding award granted under the long-term incentive plan for payment upon the vesting of such awards in accordance with their terms.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its shareholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

Brigham Minerals First Quarter 2021 Earnings Conference Call
•Friday, May 7, 2021 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time)
•Pre-register by visiting http://dpregister.com/sreg/10155398/e7410680c2
•Listen to a live audio webcast of the call by visiting the Company’s website
◦https://investors.brighamminerals.com
•A recording of the webcast will be available on the Company’s website after the call

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted Net Income as Net Income (Loss) before impairment of oil and gas properties, after tax. We define Adjusted EBITDA as Adjusted Net Income before depreciation, depletion and amortization, share based compensation expense, interest expense, and income tax expense, less other income. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus and other revenues we receive due to the unpredictability of timing and magnitude of the revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes. We define Discretionary Cash Flow ex lease bonus as Discretionary Cash Flow further adjusted to eliminate the impacts of lease bonus revenue.

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus do not represent and should not be considered alternatives to, or more meaningful than, net income or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus may differ from computations of similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus to the most directly comparable GAAP financial measure for the periods indicated.

EXHIBIT 99.1

SUPPLEMENTAL SCHEDULES

Reconciliation of Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA ex Lease Bonus

	Three Months Ended
($ In thousands)	March 31, 2021	December 31, 2020	March 31, 2020
Net Income (Loss)	$12,071	$(46,962)	$8,801
Add:
Impairment of oil and gas properties, after tax (1)	—	49,664	—
Adjusted Net Income	$12,071	$2,702	$8,801
Add:
Depreciation, depletion, and amortization	9,367	12,411	12,826
Share-based compensation expense	2,300	1,836	1,884
Interest expense, net	267	195	32
Income tax expense	3,073	488	1,582
Less:
Other income, net	13	399	2
Adjusted EBITDA	$27,065	$17,233	$25,123
Less:
Lease bonus and other revenue	1,597	—	3,906
Adjusted EBITDA ex Lease Bonus	$25,468	$17,233	$21,217
(1) Tax effect of $11.0 million tax benefit for the three months ended December 31, 2020.

EXHIBIT 99.1
Reconciliation of Discretionary Cash Flow and Discretionary Cash Flow ex Lease Bonus

	Three Months Ended
($ In thousands, except per share amounts)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Adjusted EBITDA(1)	$27,065	$17,233	$16,777	$5,909
Less:
Adjusted EBITDA attributable to non-controlling interest	(6,230)	$(4,000)	(3,912)	(1,829)
Adjusted EBITDA attributable to Class A common stock	$20,835	$13,233	$12,865	$4,080
Less:
Cash interest expense	206	111	437	165
Cash taxes	1,800	—	—	(2,036)
Dividend equivalent rights	384	316	192	462
Discretionary cash flow to Class A common stock	$18,445	$12,806	$12,236	$5,489
Less:
Lease bonus(2)	1,229	—	1,158	—
Discretionary cash flow ex lease bonus to Class A common stock	$17,216	$12,806	$11,078	$5,489
Payout Ratio:	80%	90%	95%	100%
Distributed cash flow to Class A common stock	$13,773	$11,483	$10,524	$5,489

Shares of Class A common stock	43,666	43,558	43,316	39,297

Distributed cash flow per share of Class A common stock - Dividend	$0.32	$0.26	$0.24	$0.14
(1) Refer to Reconciliation of Adjusted EBITDA from Net Income (Loss) above.
(2) Includes Lease Bonus of $43,000 distributed for the three months ended June 30, 2020.

EXHIBIT 99.1
Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
(In thousands, except share amounts)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$5,560	$9,144
Accounts receivable	21,540	17,632
Prepaid expenses and other	1,753	3,693
Total current assets	28,853	30,469
Oil and gas properties, at cost, using the full cost method of accounting:
Unevaluated property	333,742	325,091
Evaluated property	503,133	488,301
Less accumulated depreciation, depletion, and amortization	(198,854)	(189,546)
Total oil and gas properties, net	638,021	623,846
Other property and equipment	5,588	5,587
Less accumulated depreciation	(4,691)	(4,632)
Other property and equipment, net	897	955
Deferred tax asset	23,704	24,920
Other assets, net	714	771
Total assets	$692,189	$680,961

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,950	$7,905
Total current liabilities	6,950	7,905
Long-term bank debt	32,000	20,000
Other non-current liabilities	1,020	1,126
Temporary equity	—	146,280
Equity:
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 44,102,188 shares issued and 43,665,558 shares outstanding at March 31, 2021; 43,995,124 issued and 43,558,494 outstanding at December 31, 2020	441	440
Class B common stock, $0.01 par value; 150,000,000 authorized, 13,056,111 shares issued and outstanding at March 31, 2021; 13,167,687 shares issued and outstanding at December 31, 2020	—	—
Additional paid-in capital	552,008	601,129
Accumulated deficit	(95,584)	(92,392)
Treasury stock, at cost; 436,630 shares at March 31, 2021 and December 31, 2020	(3,527)	(3,527)
Total equity attributable to Brigham Minerals, Inc.	453,338	505,650
Non-controlling interest	198,881	—
Total equity	$652,219	$505,650
Total liabilities and equity	$692,189	$680,961

EXHIBIT 99.1
Unaudited Condensed Consolidated Statements Of Operations

	Three Months Ended March 31,
(In thousands, except per share data)	2021	2020
REVENUES
Mineral and royalty revenues	$32,176	$28,374
Lease bonus and other revenues	1,597	3,906
Total revenues	33,773	32,280
OPERATING EXPENSES
Gathering, transportation and marketing	1,733	1,779
Severance and ad valorem taxes	1,833	1,752
Depreciation, depletion, and amortization	9,367	12,826
General and administrative, excluding share-based compensation	3,142	3,626
Total operating expenses (excluding share-based compensation)	16,075	19,983
General and administrative, share-based compensation	2,300	1,884
Total operating expenses	18,375	21,867
INCOME FROM OPERATIONS	15,398	10,413
Interest expense, net	(267)	(32)
Other income, net	13	2
Income before income taxes	15,144	10,383
Income tax expense	3,073	1,582
NET INCOME	$12,071	$8,801
Less: net income attributable to non-controlling interest	(3,475)	(4,095)
Net income attributable to Brigham Minerals, Inc. shareholders	$8,596	$4,706

NET INCOME PER COMMON SHARE
Basic	$0.20	$0.14
Diluted	$0.20	$0.14
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	43,515	33,979
Diluted	43,754	33,979

EXHIBIT 99.1
Unaudited Condensed Consolidated Statements Of Cash Flows

	Three Months Ended March 31,
(In thousands)	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,071	$8,801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	9,367	12,826
Share-based compensation expense	2,300	1,884
Amortization of debt issuance costs	58	98
Deferred income taxes	736	2,440
Bad debt expense	—	244
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(3,908)	5,298
Decrease (increase) in other current assets	1,941	(414)
Decrease in other deferred charges	—	2
Decrease in accounts payable and accrued liabilities	(484)	(3,720)
Increase (decrease) in other long-term liabilities	8	(309)
Net cash provided by operating activities	$22,089	$27,150
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(21,935)	(25,260)
Additions to other fixed assets	(1)	(187)
Proceeds from sale of oil and gas properties, net	—	1,565
Net cash used in investing activities	$(21,936)	$(23,882)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing of long-term debt	12,000	—
Dividends paid	(11,336)	(12,969)
Distribution to holders of non-controlling interest	(3,409)	(10,145)
Debt issuance costs	(1)	(181)
Payment of employee tax withholding for settlement of equity compensation awards	(991)	—
Net cash used in financing activities	$(3,737)	$(23,295)
Decrease in cash and cash equivalents and restricted cash	(3,584)	(20,027)
Cash and cash equivalents and restricted cash, beginning of period	9,144	51,133
Cash and cash equivalents and restricted cash, end of period	$5,560	$31,106
Supplemental disclosure of non-cash activity:
Accrued capital expenditures	$61	$220
Capitalized share-based compensation cost	$1,633	$1,518
Temporary equity cumulative adjustment to carrying value	$54,294	$(206,017)

EXHIBIT 99.1

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Permian Basin in Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including production and other guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, continued downturns or delays in resuming operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation, uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of the ongoing COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.